                                                                   EXHIBIT 11.1

  Computation of Per Share Earnings for the Three Months Ended March 31, 1998;
                    for the Three Months ended March 31, 1997;
                     for the year ended December 31, 1997; and
                       for the year ended December 31, 1996.


                                                      Qtr-Ended     Qtr-Ended    Year-Ended      Year-Ended
                                                       3/31/98       3/31/97      12/31/98        12/31/97
                                                     ----------    ----------    ----------     -----------
   A    NET INCOME FOR PERIOD                        $  683,878    $ (511,864)   $ (409,172)    $(1,045,149)
   B    BASIC WEIGHTED AVG. # OF SHARES               2,779,882     2,047,982     2,290,847       1,463,877
        WEIGHTED AVG. # OF COMMON STK. OPTIONS          584,090           N/A           N/A             N/A
                                                     ----------    ----------    ----------     -----------
   C    DILUTED WEIGHTED AVG. # OF SHARES             3,363,972           N/A           N/A             N/A

  A/B   BASIC EARNINGS PER SHARE                           0.25         (0.25)        (0.18)          (0.71)

  A/C   FULLY DILUTED EARNINGS PER SHARE                   0.20           N/A           N/A             N/A

  N/A = Anti-dilutive, therefore reported the same as basic





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